EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Alliance Gaming Corporation on Form S-8 of our report dated September 10, 2004, appearing in the Annual Report on Form 10-K, as amended by Amendment No.1 on Form 10-K/A, of Alliance Gaming Corporation for the year ended June 30, 2004.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada

January 12, 2005